Investor Contact: Dave Crawford
Avanos Medical, Inc.
470-448-5177
Investor.Relations@Avanos.com

Media Contact: Elizabeth Volpe, Marleen Geerlof
Brunswick Group
212-333-3810
Avanos@BrunswickGroup.com

Avanos Medical, Inc. Announces Third Quarter 2018 Results,

Affirms Full-Year Adjusted Diluted Earnings Per Share Guidance

ALPHARETTA, Ga., Nov. 6, 2018/PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today reported third quarter 2018 results and affirmed its full-year 2018 adjusted diluted earnings per share outlook of $1.75 to $1.90.

“We delivered a solid overall performance in the third quarter, with 10 percent top line growth and adjusted diluted EPS of $0.37, ahead of our expectations. Momentum continued in Interventional Pain and Digestive Health, while Game Ready delivered solid initial performance,” said Joe Woody, Avanos chief executive officer.

“Our business is well-positioned with Interventional Pain and Chronic Care growing ahead of plan for the year, while Acute Pain performance continues to be impacted by the industry-wide drug shortage and pre-fill disruption. These regulatory headwinds have lasted longer than drug suppliers and pre-fillers had anticipated, and we now expect the drug shortage to continue into 2019. Overall, we anticipate this regulatory headwind to impact this year’s total sales by approximately 3 percent, and as a result, we are lowering our full-year organic sales growth range to 2 to 3 percent. Nevertheless, we are affirming our full-year adjusted diluted EPS guidance. Looking ahead, we remain confident in our long-term outlook that we reviewed at our June Analyst Day.”

Third Quarter 2018 Financial Highlights

•	Third quarter net sales were $165 million, a 10 percent increase from the prior year.
•	Net income for the third quarter totaled $4 million, down from $17 million in the prior year. Adjusted net income totaled $18 million, compared to $28 million a year ago.
•	Third quarter diluted earnings per share totaled $0.09, compared to $0.35 a year ago.
•	Adjusted diluted earnings per share were $0.37, compared to $0.61 in the prior year.

Operational and Business Highlights

•	Following the success of its earlier direct-to-patient advertising, the company is extending its television campaign for Coolief.
•	The company completed enrollment in its hyaluronic acid comparison study ahead of schedule and expects six-month results to be published in the first quarter 2019.
•	The company’s IT implementation and cost transformation are progressing as planned.
•	The company refinanced its $250 million 5-year revolving credit facility.

Third Quarter 2018 Operating Results

Net sales totaled $165 million, a 10 percent increase compared to the prior year, including the Game Ready acquisition, which contributed 6 percent of the growth. Excluding Game Ready, performance was driven by increased demand in Interventional Pain and Digestive Health as volumes increased 4 percent, which was partially offset by product mix and lower selling prices of 1 percent.

Operating income totaled $7 million compared to a loss of $10 million in 2017. On an adjusted basis, operating profit was $25 million, an increase from $0.3 million in 2017, which was impacted by $29 million of costs previously allocated to our Surgical and Infection Prevention business (S&IP). Higher sales volumes and manufacturing savings were more than offset by expected dis-synergies due to the S&IP divestiture and increased investment for growth.

Adjusted EBITDA for the third quarter totaled $28 million compared to $59 million in the prior year, as results from 2017 include discontinued operations.

Year-to-Date 2018 Operating Results From Continuing Operations

In the first nine months of 2018, net sales totaled $482 million, an 8 percent increase compared to the prior year, including the Game Ready acquisition, which contributed 2 percent growth.

Performance was driven by increased demand in Interventional Pain, Digestive Health and Respiratory Health -  all of which are exceeding the company’s growth expectations. Year-to-date organic volumes increased 5 percent, improved product mix and higher selling prices benefited sales by 1 percent, and favorable currency exchange rates aided sales by 1 percent.

Year-to-date, operating profit totaled $9 million compared to a loss of $40 million in the first nine months of 2017. On an adjusted basis, operating profit was $42 million compared to a loss of $2 million in 2017. Volume growth and lower costs previously allocated to S&IP, offset by dis-synergies and increased investment for growth, helped drive performance. Included in year-to-date continuing operations are costs previously allocated to S&IP of $37 million in 2018 and $86 million in 2017.

Year-to-date, adjusted EBITDA totaled $123 million compared to $162 million in the prior year.

Cash Flow and Balance Sheet

Total debt at the end of the third quarter was $248 million, consisting of unsecured notes, compared to $581 million at the end of 2017.

Cash from operations less capital expenditures, or free cash flow, for the quarter was an outflow of $79 million compared to an inflow of $9 million a year ago, due to the tax payments on the S&IP divestiture gain. The company's cash balance was $412 million at the end of the quarter, compared to $220 million at the end of 2017.

Discontinued Operations

Year-to-date, net sales from discontinued operations were $353 million, compared to $751 million, a year ago. Adjusted net income from discontinued operations for the first nine months of 2018 totaled $54 million, compared to $87 million, in the prior year.

2018 Key Planning Assumptions

Based on current trends in the Acute Pain business, including the regulatory headwinds that have lasted longer than drug suppliers and pre-fillers had anticipated and the disruption in the pre-fill pain pump market - both of which are expected to continue into 2019 - and the consolidation of key IV Infusion distributors, the company is updating its 2018 full-year sales outlook, as described below:

•	Medical Device net sales, on a constant currency basis and excluding Game Ready, are expected to increase between 2 and 3 percent.

Non-GAAP Financial Measures

This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:

•	Adjusted net income
•	Adjusted diluted earnings per share
•	Adjusted gross and operating profit
•	Adjusted effective tax rate
•	Adjusted EBITDA
•	Free cash flow

These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:

•	Expenses associated with the divestiture of the S&IP business and the corporate restructuring and IT transformation costs.
•	The gain on sale and associated expenses related to the divestiture of the S&IP business.
•

Prior year transition costs relating to the separation from Kimberly-Clark Corporation, which included costs to establish Avanos Medical’s capabilities as a stand-alone entity. These costs are related primarily to rebranding and other supply chain transition costs.

•	Expenses associated with the amortization of intangible assets associated with prior business acquisitions.
•	The positive or negative effect of changes in currency exchange rates during the year.
•	Expenses associated with certain litigation matters.
•	Certain prior year acquisition and integration charges related to the acquisition of CORPAK MedSystems, Inc.
•	Certain acquisition and integration charges related to Game Ready in the current year.

The company provides these non-GAAP financial measures as supplemental information to our GAAP financial measures. Management and the company’s Board of Directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow to (a) evaluate the company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the company’s business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of our ongoing business operations.

Additionally, the Compensation Committee of the company’s Board of Directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the company’s net sales on a constant currency basis and adjusted EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.

Conference Call Webcast

Avanos Medical, Inc. will host a conference call today at 9 a.m. ET. The conference call can be accessed live over the internet at https://avanos.investorroom.com or via telephone by dialing 877-240-5772 in the United States. A replay of the call will be available at noon ET today by calling 877-344-7529 in the United States and entering passcode 10125630. A webcast of the call will also be archived in the Investors section on the Avanos website.

About Avanos Medical

Avanos Medical (NYSE: AVNS) is a medical device company focused on delivering clinically superior breakthrough solutions that will help patients get back to the things that matter. Headquartered in Alpharetta, Georgia, Avanos is committed to creating the next generation of innovative healthcare solutions which will address our most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands in more than 90 countries. For more information, visit www.avanos.com .

Forward-Looking Statements

This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may”, “believe”, “will”, “expect”, “project”, “estimate”, “anticipate”, “plan”, or “continue” and similar expressions, among others. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; shortage in drugs used in our Acute Pain products or other disruptions in our supply chain; S&IP separation execution; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-K and Quarterly Reports on Form 10-Q.

AVANOS MEDICAL, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(unaudited)

(in millions, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	Change	2018	2017
Net Sales	$165.1	$150.5	9.7%	$482.4	$445.3	8.3%
Cost of products sold	60.4	69.5	(13.1)	191.9	198.3	(3.2)
Gross Profit	104.7	81.0	29.3	290.5	247.0	17.6
Research and development expenses	10.5	9.6	9.4	31.2	26.1	19.5
Selling and general expenses	86.3	78.4	10.1	252.5	244.3	3.4
Other expense (income), net	0.9	3.4	N.M.	(2.0)	16.7	N.M.
Operating Income (Loss)	7.0	(10.4)	N.M.	8.8	(40.1)	N.M.
Interest income	2.2	0.7	N.M.	5.4	1.6	N.M.
Interest expense	(4.2)	(8.1)	(48.1)	(22.9)	(23.5)	(2.6)
Income (Loss) Before Income Taxes	5.0	(17.8)	N.M.	(8.7)	(62.0)	(86.0)
Income tax (provision) benefit	(0.8)	7.6	N.M.	2.9	25.5	(88.6)
Income (Loss) from Continuing Operations	4.2	(10.2)	N.M.	(5.8)	(36.5)	(84.1)
Income from discontinued operations, net of tax	-	26.8	N.M.	65.5	83.0	(21.1)
Net Income	$4.2	$16.6	(74.7)	$59.7	$46.5	28.4

Interest expense, net	2.0	7.4	(73.0)	17.5	21.9	(20.1)
Income tax provision	0.8	4.8	(83.3)	74.6	15.9	369.2
Depreciation and amortization	8.9	16.1	(44.7)	24.5	48.5	(49.5)
EBITDA	$15.9	$44.9	(64.6)	$176.3	$132.8	32.8

Basic Earnings (Loss) Per Share
Continuing operations	$0.09	$(0.22)	N.M.	$(0.12)	$(0.78)	(84.6)
Discontinued operations	-	0.57	N.M.	1.39	1.78	(21.9)
Net income	$0.09	$0.35	(74.3)	$1.27	$1.00	27.0
Diluted Earnings (Loss) Per Share
Continuing operations	$0.09	$(0.22)	N.M.	$(0.12)	$(0.78)	(84.6)
Discontinued operations	-	0.57	N.M.	1.39	1.78	(21.9)
Net income	$0.09	$0.35	(74.3)	$1.27	$1.00	27.0

Weighted Average Common Shares Outstanding
Basic	47.3	46.8		47.1	46.7
Diluted	48.6	46.8		47.1	46.7

AVANOS MEDICAL, INC.

DISCONTINUED OPERATIONS SUMMARY

(unaudited)

(in millions, except per share amounts)

	Income from Discontinued Operations
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net Sales	$-	$250.9	$353.0	$750.9
Cost of products sold	-	188.6	260.3	567.1
Research and development	-	0.7	1.1	2.0
Selling, general and other expenses	-	22.8	38.1	58.2
Gain on Divestiture	-	-	(89.9)	-
Other (income) expense, net	-	(0.4)	0.4	(0.8)
Income from discontinued operations before income taxes	-	39.2	143.0	124.4
Tax provision from discontinued operations	-	(12.4)	(77.5)	(41.4)
Income from Discontinued Operations, net	$-	$26.8	$65.5	$83.0

Earnings per share from discontinued operations:
Basic	$-	$0.57	$1.39	$1.78
Diluted	-	0.57	1.39	1.78

AVANOS MEDICAL, INC.

NON-GAAP RECONCILIATIONS

(unaudited)

(in millions)

	Gross Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
As reported	$104.7	$81.0	$290.5	$247.0

Restructuring and IT charges	1.1	-	1.7	-
Acquisition-related charges	0.4	1.2	0.4	2.4
Spin-related transition charges	-	-	-	(0.3)
Intangibles amortization	1.1	1.0	3.0	2.9

As adjusted non-GAAP	$107.3	$83.2	$295.6	$252.0

	Operating Profit (Loss)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
As reported	$7.0	$(10.4)	$8.8	$(40.1)

Restructuring and IT charges	5.4	-	12.2	-
Post divestiture transition (benefit) charges	2.3	-	(1.0)	-
Acquisition-related charges	0.8	2.0	1.1	5.3
Spin-related transition charges	-	-	-	0.5
Litigation and legal	3.7	3.6	6.6	17.3
Intangibles amortization	5.4	5.1	14.6	15.5

As adjusted non-GAAP	$24.6	$0.3	$42.3	$(1.5)

AVANOS MEDICAL, INC.

NON-GAAP RECONCILIATIONS

(unaudited)

(in millions)

	Income (Loss) Before Income Taxes
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
As reported	$5.0	$(17.8)	$(8.7)	$(62.0)

Restructuring and IT charges	5.4	-	12.2	-
Post divestiture transition (benefit) charges	2.3	-	(1.0)	-
Term Loan B retirement loss	-	-	4.2	-
Acquisition-related charges	0.8	2.0	1.1	5.3
Spin-related transition charges	-	-	-	0.5
Litigation and legal	3.7	3.6	6.6	17.3
Intangibles amortization	5.4	5.1	14.6	15.5

As adjusted non-GAAP	$22.6	$(7.1)	$29.0	$(23.4)

	Income Tax (Provision) Benefit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
As reported	$(0.8)	$7.6	$2.9	$25.5
Effective tax rate, as reported	16.0%	42.7%	33.3%	41.1%

Restructuring and IT charges	(1.1)	-	(2.9)	-
Post divestiture transition (benefit) charges	(0.7)	-	0.2	-
Term Loan B retirement loss	0.1	-	(1.0)	-
Acquisition-related charges	(0.2)	(0.8)	(0.3)	(2.0)
Spin-related transition charges	-	-	-	(0.1)
Litigation and legal	(0.9)	(1.3)	(1.6)	(6.5)
Intangibles amortization	(1.2)	(1.8)	(3.5)	(5.8)

As adjusted non-GAAP	$(4.8)	$3.7	$(6.2)	$11.1
Effective tax rate, as adjusted	21.2%	52.1%	21.4%	47.4%

AVANOS MEDICAL, INC.

NON-GAAP RECONCILIATIONS

(unaudited)

(in millions, except per share amounts)

	Income (Loss) from Continuing Operations
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
As reported	$4.2	$(10.2)	$(5.8)	$(36.5)
Diluted EPS, as reported	$0.09	$(0.22)	$(0.12)	$(0.78)

Restructuring and IT charges	4.3	-	9.3	-
Post divestiture transition (benefit) charges	1.6	-	(0.8)	-
Term Loan B retirement loss	0.1	-	3.2	-
Acquisition-related charges	0.6	1.2	0.8	3.3
Spin-related transition charges	-	-	-	0.4
Litigation and legal	2.8	2.3	5.0	10.8
Intangibles amortization	4.2	3.3	11.1	9.7

As adjusted non-GAAP	$17.8	$(3.4)	$22.8	$(12.3)
Diluted EPS, as adjusted	$0.37	$(0.07)	$0.48	$(0.26)

	Income from Discontinued Operations, net of tax
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
As reported	$-	$26.8	$65.5	$83.0
Diluted EPS, as reported	$-	$0.57	$1.39	$1.78

Divestiture-related charges	-	5.0	12.9	5.0
Gain on Divestiture	-	-	(24.5)	-
Spin-related transition charges	-	-	-	(1.0)
Intangibles amortization	-	-	-	0.4

As adjusted non-GAAP	$-	$31.8	$53.9	$87.4
Diluted EPS, as adjusted	$-	$0.68	$1.14	$1.87

AVANOS MEDICAL, INC.

NON-GAAP RECONCILIATIONS

(unaudited)

(in millions, except per share amounts)

	Net Income
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
As reported	$4.2	$16.6	$59.7	$46.5
Diluted EPS, as reported	$0.09	$0.35	$1.27	$1.00

Restructuring and IT charges	4.3	-	9.3	-
Post divestiture transition (benefit) charges	1.6	-	(0.8)	-
Divestiture-related charges	-	5.0	12.9	5.0
Gain on Divestiture	-	-	(24.5)	-
Term Loan B retirement loss	0.1	-	3.2	-
Acquisition-related charges	0.6	1.2	0.8	3.3
Spin-related transition charges	-	-	-	(0.6)
Litigation and legal	2.8	2.3	5.0	10.8
Intangibles amortization	4.2	3.3	11.1	10.1

As adjusted non-GAAP	$17.8	$28.4	$76.7	$75.1
Diluted EPS, as adjusted	$0.37	$0.61	$1.63	$1.61

	EBITDA
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
EBITDA, as reported	$15.9	$44.9	$176.3	$132.8

Restructuring and IT charges	5.4	-	12.2	-
Post divestiture transition (benefit) charges	2.3	-	(1.0)	-
Divestiture-related charges	-	8.1	17.4	8.1
Gain on Divestiture	-	-	(89.9)	-
Acquisition-related charges	0.8	1.9	1.1	5.0
Spin-related transition charges	-	-	-	(0.8)
Litigation and legal	3.7	3.6	6.6	17.3

Adjusted EBITDA	$28.1	$58.5	$122.7	$162.4

AVANOS MEDICAL, INC.

NON-GAAP RECONCILIATIONS

(unaudited)

(in millions, except per share amounts)

	Free Cash Flow
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Cash (used in) provided by operating activities	$(67.8)	$23.4	$(138.2)	$80.1
Capital expenditures	(10.7)	(14.0)	(31.4)	(30.6)
Free Cash Flow	$(78.5)	$9.4	$(169.6)	$49.5

2018 OUTLOOK

	Estimated Range
Adjusted diluted earnings per share	$1.75	to	$1.90
Intangibles amortization	(0.30)	to	(0.30)
Divestiture-related charges	(0.44)	to	(0.39)
Restructuring and IT charges	(0.30)	to	(0.25)
Gain on divestiture	0.50	to	0.50
Acquisition and integration expenses	(0.07)	to	(0.02)
Other	(0.27)	to	(0.17)
Diluted earnings per share (GAAP)	$0.87	to	$1.27

AVANOS MEDICAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in millions)

	September 30, 2018	December 31, 2017
ASSETS
Current Assets
Cash and cash equivalents	$411.8	$219.7
Accounts receivable, net of allowances	151.8	203.0
Inventories	121.2	91.1
Prepaid expenses and other current assets	52.4	14.4
Assets held for sale	-	632.5
Total Current Assets	737.2	1,160.7
Property, Plant and Equipment, net	137.0	109.9
Goodwill	786.7	764.7
Other Intangible Assets, net	173.9	148.9
Deferred Tax Assets	6.3	7.6
Other Assets	3.4	4.1
TOTAL ASSETS	$1,844.5	$2,195.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$-	$39.8
Trade accounts payable	159.2	171.2
Accrued expenses	106.3	144.9
Liabilities held for sale	-	33.9
Total Current Liabilities	265.5	389.8
Long-Term Debt	247.6	541.1
Deferred Tax Liabilities	1.1	17.8
Other Long-Term Liabilities	30.1	31.8
TOTAL LIABILITIES	544.3	980.5
Stockholders’ Equity	1,300.2	1,215.4
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,844.5	$2,195.9

AVANOS MEDICAL, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(unaudited)

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Operating Activities
Net income	$4.2	$16.6	$59.7	$46.5
Depreciation and amortization	8.9	16.1	24.5	48.5
Net gain on the Divestiture	-	-	(98.4)	-
Net loss on asset dispositions	0.7	0.1	1.3	0.1
Changes in operating assets and liabilities	(85.5)	(14.7)	(123.3)	(36.5)
Deferred income taxes and other	3.9	5.3	(2.0)	21.5
Cash (Used in) Provided by Operating Activities	(67.8)	23.4	(138.2)	80.1
Investing Activities
Capital expenditures	(10.7)	(14.0)	(31.4)	(30.6)
Acquisition of business, net of cash acquired	(65.6)	-	(65.6)	-
Proceeds from the Divestiture	19.8	-	754.3	-
Proceeds from dispositions of property	-	-	-	0.1
Cash (Used in) Provided by Investing Activities	(56.5)	(14.0)	657.3	(30.5)
Financing Activities
Debt repayments	-	-	(339.0)	-
Purchase of treasury stock	-	-	(0.6)	(2.0)
Proceeds from the exercise of stock options	5.4	1.5	16.8	2.3
Cash Provided by (Used in) Financing Activities	5.4	1.5	(322.8)	0.3
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(0.4)	0.4	(4.2)	2.5
(Decrease) Increase in Cash and Cash Equivalents	(119.3)	11.3	192.1	52.4
Cash and Cash Equivalents - Beginning of Period	531.1	154.8	219.7	113.7
Cash and Cash Equivalents - End of Period	$411.8	$166.1	$411.8	$166.1

AVANOS MEDICAL, INC.

SELECTED BUSINESS SEGMENT DATA

(unaudited)

(in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	Change	2018	2017	Change
Operating Profit (Loss)
Medical Devices (a)	$29.3	$37.6	(22.1)%	$100.5	$116.3	(13.6)%
Corporate and Other (b)	(21.4)	(44.6)	N.M.	(93.7)	(139.7)	N.M.
Other expense, net (c)	(0.9)	(3.4)	N.M.	2.0	(16.7)	N.M.
Total Operating Income (Loss)	$7.0	$(10.4)	N.M.	$8.8	$(40.1)	N.M.

_____________________________

(a)

Operating profit includes $5.4 million and $14.6 million of amortization expense in the three and nine months ended September 30, 2018, respectively compared to $5.1 million and $15.5 million in the three and nine months ended September 30, 2017, respectively.

(b)

Corporate and Other for the three and nine months ended September 30, 2018 includes $0.0 million and $37.0 million, respectively, of costs formerly included in the S&IP business, $13.7 million and $45.2 million, respectively, of general expenses, $5.4 million and $12.2 million, respectively, of restructuring costs, $0.8 million and $1.1 million, respectively, of acquisition-related costs and $1.5 million of costs and $1.8 million of net benefit, respectively, from our TSA arrangements. Corporate and Other for the three and nine months ended September 30, 2017 includes $29.0 million and $86.3 million, respectively, of costs formerly included in the S&IP business, $13.6 million and $47.6 million, respectively, of general expenses, $2.0 million and $5.3 million, respectively, of acquisition-related expenses and zero and $0.5 million for post spin-related items.

(c)	Other expense includes amounts incurred related to litigation matters.

N.M. - Not meaningful

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	Change	2018	2017	Change
Net Sales
Chronic care	$93.6	$88.8	5.4%	$287.8	$266.1	8.2%
Pain management	71.5	61.7	15.9%	194.6	179.2	8.6%
Net Sales	$165.1	$150.5	9.7%	$482.4	$445.3	8.3%

	Total	Volume(a)	Pricing/Mix	Currency	Other(b)
Net Sales - percentage change - QTD	10%	10%	(1)%	—%	1%
Net Sales - percentage change - YTD	8%	7%	1%	1%	(1)%

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(a)	Volume includes incremental revenue from the Game Ready acquisition.
(b)	Other includes rounding.